Exhibit 99.1

LaSalle Hotel Properties Acquires the Sofitel Washington, DC Lafayette Square

BETHESDA, MD, March 1, 2010 — LaSalle Hotel Properties (NYSE: LHO) today announced it has acquired the Sofitel Washington, DC Lafayette Square for $95.0 million. The 237-room city-center hotel opened in 2002 and is located at the corner of 15th and H Streets in the heart of the central business district of downtown Washington, DC, two blocks from the White House.

“We are excited about the acquisition of the Sofitel and the opportunity to further invest in Washington, DC,” said Michael Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Washington, DC continues to be one of the strongest markets in the US and the location and quality of this asset are among the best in the city.”

The property, which is managed by Sofitel (Accor SA), features 17 suites, the 70-seat iCi Urban Bistro, the 60-seat LeBar lounge and all guestrooms have four fixture bathrooms. The Sofitel, with approximately 5,500 square feet of meeting and function space, is located one block from the U.S. Treasury, two blocks from the White House and within walking distance of numerous national monuments and the Smithsonian.

“We are pleased to enter into a new relationship with Accor and its Sofitel brand,” said Mr. Barnello. “We look forward to working with them and potentially expanding our relationship in the future.”

“Accor is delighted to work with LaSalle Hotel Properties,” said Gilles C. Pélisson, Chairman and Chief Executive Officer of Accor. “We are very proud to operate the Sofitel Washington, DC Lafayette Square and look forward to continued success with this property.”

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 32 upscale full-service hotels, totaling over 8,700 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, Dolce Hotels and Resorts, the Kimpton Hotel & Restaurant Group, LLC and Accor.

LaSalle Hotel Properties Acquires Sofitel Washington, DC Lafayette Square

Sofitel, World Class Hotels & French Elegance

Sofitel is the only French luxury hotel brand with a presence on five continents with 130 addresses, in almost 40 countries (with more than 30,000 rooms). Sofitel offers contemporary hotels and resorts adapted to today’s more demanding, more versatile consumer who expect and appreciate beauty, quality and excellence. Whether situated in the heart of a major city like Paris, London, New York or Beijing, or nestled away in a country landscape in Morocco, Egypt, Fiji Islands or Thailand, each Sofitel property offers a genuine experience of the French “Art de Vivre”.

Discover Sofitel on www.sofitel.com

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about our future relationship with Accor and the Sofitel brand. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Contacts:

Hans Weger, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

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